Cardax Hires Gilbert Shin as VP, Retail Sales and Marketing

Shin Brings Two Decades of Industry Experience

HONOLULU, December 7, 2017 /PRNewswire/ — Cardax, Inc. (OTCQB: CDXI) announced today that Gilbert Shin has joined Cardax as Vice President, Retail Sales and Marketing, a new position for the Company. Mr. Shin will lead the Company’s recently announced national rollout of ZanthoSyn® to the more than 3,000 corporate stores across the U.S. owned and operated by GNC Holdings, Inc. (“GNC”).

Mr. Shin most recently served as the Regional Sales Director for GNC in Hawaii. In his nearly 20-year career at GNC, Mr. Shin built Hawaii into the top performing GNC region in the country.

“I am very excited to be a part of Cardax,” said Mr. Shin, “and look forward to translating the extraordinary success achieved in Hawaii with ZanthoSyn to the entire U.S.”

“We are very pleased that Gil chose to join Cardax after retiring from GNC as he had planned for some time,” said David G. Watumull, Cardax CEO. “His demonstrated accomplishments with GNC in general and ZanthoSyn in particular bring an important skill-set to Cardax as we expand ZanthoSyn sales and marketing nationwide. We will also look to Gil to lead our retail sales efforts for future products as well.”

Mr. Shin will work closely with the Company’s senior executive team to execute Cardax’s ZanthoSyn marketing and sales strategy. Together, they will focus on synergistically combining ZanthoSyn national retail marketing with the Company’s physician awareness program.

“Attracting this level of retail sales and marketing expertise speaks to the progress of the Company and strongly advances our vision of becoming the inflammatory health, anti-aging leader,” added Cardax Chairman, George W. Bickerstaff.

About Cardax

Cardax devotes substantially all of its efforts to developing and commercializing dietary supplements. Cardax is initially focusing on astaxanthin, which is a powerful and safe naturally occurring anti-inflammatory that supports health and longevity.* The safety and efficacy of Cardax’s products have not been directly evaluated in clinical trials or confirmed by the FDA.

About ZanthoSyn®

ZanthoSyn is a physician recommended anti-inflammatory supplement for health and longevity that features astaxanthin with optimal absorption and purity.* ZanthoSyn is sold online and in GNC stores. ZanthoSyn contains astaxanthin, which is Generally Recognized as Safe (GRAS) according to FDA regulations.

About Astaxanthin

Astaxanthin is a clinically studied compound with safe anti-inflammatory activity that supports joint health, cardiovascular health, metabolic health, liver health, and longevity.*

Media and Investors

Janice Kam

1-808-457-1400

press@cardaxpharma.com

Safe Harbor

This release may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of our company, are generally identified by use of words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “seek,” “strive,” “try,” or future or conditional verbs such as “could,” “may,” “should,” “will,” “would,” or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Some of the factors that could cause our actual results to differ from our expectations or beliefs include, without limitation, the risks discussed from time to time in our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

* These statements have not been evaluated by the Food and Drug Administration. This product is not intended to diagnose, treat, cure, or prevent any disease.